Exhibit 77(q)(1)

Exhibits

(a)(1)    Plan of Recapitalization dated September 10, 2009 recapitalization Class Q shares to Class W shares – Filed herein.

(a)(2)    Amendment No. 22 to the Trust instrument recapitalization Class Q shares to Class W share and abolishing Class Q shares – Filed herein.

(e)(1)    Amended Schedule A dated November 2009 to the Amended and Restated Management Agreement dated July 29, 2005 between ING Funds Trust and ING Investments, LLC – Filed herein

(e)(2)    Amended Schedule A dated January 2010 to the Amended and Restated Management Agreement dated October 30, 1998 between ING Funds Trust and ING Investments, LLC – Filed herein

(e)(3)    Money Market Fund Expense Limitation Agreement effective January 27, 2009 between ING Investments, LLC, ING Funds Distributor, LLC and ING Funds Trust with respect to ING Classic Money Market Fund — filed as an Exhibit to Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A filed on July 30, 2009 and incorporated herein by reference.

(e)(4)    Amended Schedule A dated November 2009 to the Sub-Advisory Agreement dated August 1, 2003 between ING Investments, LLC and ING Investment Management Co. – Filed herein.